Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002
I, Fernando L. Fernandez, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The accompanying quarterly report on Form 10-Q of Continucare Corporation for the three and six-month periods ended December 31, 2009 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Continucare Corporation.

Date: February 4, 2010	By:	/s/ Fernando L. Fernandez
Fernando L. Fernandez
Senior Vice President — Finance, Chief Financial Officer, Treasurer and Secretary (principal financial and accounting officer)